Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT (ILG)

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 20, 2008, is entered into by and among LIBERTY MEDIA CORPORATION, a Delaware corporation (“Liberty”), the LIBERTY PARTIES (as defined below) and INTERVAL LEISURE GROUP, INC., a Delaware corporation (the “Issuer”).

RECITALS:

WHEREAS, Liberty, IAC (as defined below) and the other parties named therein have entered into the Settlement Agreement (as defined below), pursuant to which, among other things, IAC  has agreed to cause the Issuer to enter into this Agreement in connection with the Single-Tier Spinoff (as defined in the Settlement Agreement) of the Issuer; and

WHEREAS, IAC,  Liberty USA Holdings, LLC, a Delaware limited liability company, and Liberty have entered into that certain Affiliate and Assignment Agreement, dated as of August 20, 2008, pursuant to which Liberty Sub assumed all of the rights, benefits, liabilities and obligations of each Liberty Party (as defined in the Settlement Agreement) signatory to the Spinco Agreement under the Settlement Agreement other than Liberty.

NOW, THEREFORE in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.  Certain Defined Terms.  As used in the Agreement, the following terms shall have the meanings set forth below:

“1933 Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations promulgated thereunder, as the same shall be in effect from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations promulgated thereunder, as the same shall be in effect from time to time.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person.  For purposes of this definition, the term “control” (including its correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  For purposes of this definition, (i) natural persons shall not be deemed to be Affiliates of each other, (ii) none of IAC, Barry Diller or any of their respective Affiliates shall be deemed to be an Affiliate of Liberty, any Liberty Party or any of their respective Affiliates and (iii) none of the Spincos shall be deemed to be an Affiliate of Liberty, any Liberty Party or any of their respective Affiliates.

“ASRS” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the 1933 Act.

“ASRS Eligible” means the Issuer meets or is deemed to meet the eligibility requirements to file an ASRS as set forth in General Instruction I.D. to Form S-3.

“beneficially own” has the meaning set forth in Rule 13d-3 under the 1934 Act, as such Rule is in effect on the date hereof.

“Blackout Notice” has the meaning set forth in Section 2.05(a).

“Blackout Period” has the meaning set forth in Section 2.05(a).

“Board of Directors” means the Board of Directors of the Issuer or an authorized committee thereof.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

“Common Stock” means Common Stock, par value $.01 per shares, of the Issuer.

“Consolidated Action” means the actions consolidated under the caption IN RE IAC/INTERACTIVECORP., C.A. No. 3468-VCL, in the Court of Chancery, New Castle County, State of Delaware.

“Demand Registration Statement” has the meaning set forth in Section 2.01.

“Demand Request” has the meaning set forth in Section 2.01.

“Disadvantageous Condition” has the meaning set forth in Section 2.05(a).

“Effective Time” has the meaning set forth in Section 2.01.

“Effectiveness End Date” has the meaning set forth in Section 2.01.

“Effectiveness Period” has the meaning set forth in Section 2.01.

“Free Writing Prospectus” means each “free writing prospectus” within the meaning of Rule 405 promulgated under the 1933 Act.

“Hedging Counterparty” means a broker-dealer registered under Section 15(b) of the 1934 Act or an Affiliate thereof or any other financial institution that routinely engages in Hedging Transactions in the ordinary course of its business.

“Hedging Transaction” means any transaction involving a security linked to the Registrable Shares or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) under the 1934 Act) with respect to the Registrable Shares or any transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Shares, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction.  For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

(a)      transactions by a Holder in which a Hedging Counterparty engages in short sales of Common Stock pursuant to a prospectus and may use Registrable Shares to close out its short position;

(b)      transactions pursuant to which a Holder sells short Common Stock pursuant to a prospectus and delivers Registrable Shares to close out its short position;

(c)      transactions by a Holder in which the Holder delivers, in a transaction exempt from registration under the 1933 Act, Registrable Shares to a Hedging Counterparty who may then publicly resell or otherwise transfer such Registrable Shares pursuant to a prospectus or an exemption from registration under the 1933 Act; and

(d)      a loan or pledge of Registrable Shares to a Hedging Counterparty who may then become a Permitted Transferee and sell the loaned shares or, in an event of default in the case of a pledge, then sell the pledged shares, in each case, in a public transaction pursuant to a prospectus.

“Holder” means Liberty, each of the Liberty Parties and each Permitted Transferee, for so long as such Person beneficially owns Registrable Shares.

“IAC” means IAC/InterActiveCorp, a Delaware corporation.

“Indemnified Party” has the meaning set forth in Section 4.03.

“Indemnifying Party” has the meaning set forth in Section 4.03.

“Inspectors” has the meaning set forth in Section 3.01(j).

“Lead Holder” means, until such time as the Liberty Parties effect a Permitted Restricted Transfer, Liberty, and, thereafter, shall mean the Restricted Transferee in such Permitted Restricted Transfer.

“Liability” has the meaning set forth in Section 4.01.

“Liberty Parties” means Liberty USA Holdings, LLC, a Delaware limited liability company (and any successor or assign or acquirer of a Liberty Party (whether by merger, consolidation, sale of assets or otherwise) provided that such Liberty Party shall have caused such successor, assign or acquirer to enter into an agreement, in writing in form and substance reasonably satisfactory to the Issuer, to be bound by the terms and provisions of this Agreement as a condition of any such transaction.

“Litigation” has the meaning set forth in Section 6.12.

“Lock-up Agreements” has the meaning set forth in Article IV.

“Market Value” of a share of Common Stock on any Trading Day means the last reported sale price, regular way, of a share of such stock on such Trading Day or, in case there is no last reported sale price on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such stock on such Trading Day, in either case on the principal stock exchange on which shares of such stock are traded.  The Market Value of a share of Common Stock on any day which is not a Trading Day shall be deemed to be the Market Value of a share of Common Stock on the immediately preceding Trading Day.

“Maximum Number of Shares” means, with respect to any underwritten offering, the maximum number of shares of Common Stock (including Registrable Shares) that the co-managing underwriters advise the Issuer can be included in such offering without having an adverse effect on such offering, including the price at which the shares can be sold.

“Offering Confidential Information” has the meaning set forth in Section 2.10(e)(i).

“Original Amount” means the number of shares of Common Stock constituting Registrable Shares on the date hereof (as such number shall be appropriately adjusted to give effect to any of the events described in Section 6.01).

“Other Shares” means shares of Common Stock, other than Spinoff Shares, acquired by the Liberty Parties consistent with the Spinco Agreement, including such shares as may be transferred to a Holder which transfer is, at the time of such transfer, permitted by the Spinco Agreement.

“Other Shareholders” means holders of Common Stock that have obtained registration rights from the Issuer (other than the Holders).

“Permitted Restricted Transfer” has the meaning given such term in the Spinco Agreement.

“Permitted Transferee” has the meaning set forth in Section 2.09.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government.

“Piggyback Notice” has the meaning set forth in Section 2.10.

“Piggyback Registration” has the meaning set forth in Section 2.10.

“prospectus” means the prospectus related to any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 415), as amended or supplemented by any amendment (including post-effective amendments), pricing term sheet, Free Writing Prospectus or prospectus supplement, and all documents and materials incorporated by reference in such prospectus.

“Records” has the meaning set forth in Section 3.01(j).

“Registrable Shares” means, at any time, the Spinoff Shares and the Other Shares that are beneficially owned by any of the Holders; provided that any particular shares will cease to be Registrable Shares: (i) if and when such shares shall have been disposed of pursuant to an effective Registration Statement; (ii) if and when such shares shall have been sold pursuant to Rule 144 under the 1933 Act; (iii) if and when such shares shall have been otherwise transferred and new certificates for them not bearing a legend or instructions restricting further transfer shall have been delivered; and (iv) if and when such shares shall have ceased to be outstanding (for the avoidance of doubt, any shares held in the treasury of the Issuer or by a subsidiary of the Issuer shall not be considered outstanding).  Spinoff Shares and Other Shares which are Registrable Shares shall also cease to be Registrable Shares if and when such shares may be disposed of by the holder thereof without volume, holding period or manner of sale restrictions.

“Registration Expenses” means the following expenses incurred in connection with any registration of Registrable Shares or, in the case of a Hedging Counterparty, if applicable, other shares of Common Stock, pursuant to this Agreement: (i) the fees, disbursements and expenses of the Issuer’s counsel and accountants; (ii) all filing fees in connection with the filing of any Registration Statement, any prospectus, any other offering documents and any amendments and supplements thereto; (iii) all expenses in connection with the qualification of the Registrable Shares or other shares of Common Stock to be disposed of for offering and sale or distribution under state securities laws (other than those contemplated in clause (C) to the proviso below); (iv) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority of the terms of the sale or distribution of the Registrable Shares or other shares of Common Stock to be disposed of; (v) all security engraving and security printing expenses; and (vi) all expenses in connection with the listing of the Registrable Shares on the principal stock exchange on which other shares of Common Stock are listed; provided, however, that the term “Registration Expenses” shall not include (A) the fees, disbursements and expenses of Special Counsel or any other counsel for the Holders; (B) all expenses incurred in connection with the printing, mailing and delivering of copies of any Registration Statement, any prospectus, any other offering documents and any amendments and supplements thereto to any underwriters and dealers; (C) the cost of preparing, printing or producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda, any selling agreements and any other similar documents in connection with the offering, sale, distribution or delivery of the Registrable Shares or other shares of Common Stock to be disposed of, including any fees of counsel for any underwriters in connection with the qualification of the Registrable Shares or other shares of Common Stock to be disposed of for offering and sale or distribution under state securities laws; (D) any broker’s commissions or underwriter’s discount, fee or commission relating to the sale of Registrable Shares or other shares of Common Stock and any other fees and disbursements of underwriters; and (E) costs and expenses of the Issuer relating to analyst or investor presentations.

“Registration Statement” means a Demand Registration Statement or a Section 2.10 Registration Statement, as the context requires.

“Restricted Transferee” has the meaning given such term in the Spinco Agreement.

“Rule 144” means Rule 144 as promulgated by the SEC under the 1933 Act, as such Rule may be amended from time to time, or any similar successor rule promulgated by the SEC.

“Rule 405” means Rule 405 as promulgated by the SEC under the 1933 Act, as such Rule may be amended from time to time, or any similar successor rule promulgated by the SEC

“Rule 415” means Rule 415 as promulgated by the SEC under the 1933 Act, as such Rule may be amended from time to time, or any similar successor rule promulgated by the SEC.

“S-3 Eligible” means the Issuer meets or is deemed to meet the eligibility requirements to file on Form S-3 as set forth in General Instruction I.A. to Form S-3.

“SEC” means the Securities and Exchange Commission.

“Section 2.10 Registration Statement” has the meaning set forth in Section 2.10.

“Settlement Agreement” means the Agreement, dated as of May 13, 2008, among Liberty, the Liberty Parties and IAC entered into in connection with the settlement of the Consolidated Action.

“Special Counsel” means Baker Botts LLP, or such other law firm of national reputation as may be selected by the Lead Holder (or any other Holder who (together with its Affiliates), at the time of such selection, beneficially owns the highest percentage of the  Registrable Shares) and notified in writing to the Issuer.

“Spinco Agreement” means the Settlement Agreement, as assumed by and assigned to the Issuer pursuant to Section 9(b) thereof.

“Spinoff Shares” means the shares of Common Stock issued to the Liberty Parties as a result of the Single-Tier Spinoff (as defined in the Spinco Agreement) of the Issuer, including such shares as may be transferred to a Holder which transfer is, at the time of such transfer, permitted by the Spinco Agreement.

“Total Registrable Amount” means the Original Amount on the date hereof plus the number of Other Shares acquired after the date hereof, in each case appropriately adjusted, but only with respect to the number of Registrable Shares on the date of such event, to give effect to any of the events described in Section 6.01.

“Trading Day” means a day on which shares of the Common Stock are traded on the principal United States securities exchange on which such shares are listed.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01.  Registration Upon Demand.  At any time after the date hereof and for so long as there are any Registrable Shares, upon the written request of the Lead Holder acting on behalf of Holders holding an amount of Registrable Shares equal to at least ten percent (10%) of the Original Amount (a “Demand Request”), the Issuer shall prepare a registration statement (a “Demand Registration Statement”) on (i) if the Issuer is then S-3 Eligible, a Form S-3 or (ii) if the Issuer is not then S-3 Eligible, any other appropriate form under the 1933 Act, for the type of offering contemplated by the Demand Request (which may include an offering to be made on a delayed or continuous basis under Rule 415); provided, that the aggregate offering price applicable to any Demand Registration Statement so requested to be filed shall not be less than $75 million (determined by multiplying the number of Registrable Shares to be included in such Demand Registration Statement by the Market Value on the day on which such Demand Request is received by the Issuer).  The Demand Request shall specify, for each Holder, the number of Registrable Shares to be included in such Demand Registration Statement for such Holder’s account.  If the Issuer is ASRS Eligible at the time any Demand Request is received for a shelf registration statement, the Issuer shall use commercially reasonable efforts to cause the Demand Registration Statement to be an ASRS.  Subject to Section 2.05, the Issuer shall use its commercially reasonable efforts to cause the Demand Registration Statement (i) to be filed with the SEC as promptly as reasonably practicable following the receipt of the Demand Request, (ii) to become effective as promptly as reasonably practicable after filing, and (iii) to remain continuously effective during the time period (the “Effectiveness Period”) commencing on the date such Demand Registration Statement is declared effective (the “Effective Time”) and ending on (A) the date that there are no longer any Registrable Shares covered by such Demand Registration Statement or (B) if earlier, the 30th day (90th day if the Demand Registration Statement is on Form S-3) after the Demand Registration Statement is initially declared effective (the ending date specified in this clause (iii), the “Effectiveness End Date”).  No more than three (3) Demand Requests may be made.  In no event shall the Issuer be required to include a Holder’s Registrable Shares in a Demand Registration Statement if such Holder included in any Section 2.10 Registration Statement declared effective within the 60 calendar days preceding the Demand Request relating to such Demand Registration Statement all of the Registrable Shares such Holder sought to be included in such Section 2.10 Registration Statement, and such 2.10 Registration Statement remained effective until at least the Effectiveness End Date thereof (or is then still effective) (substituting for this purpose only the term “2.10 Registration Statement” for “Demand Registration Statement” in the definition of Effectiveness End Date).

Section 2.02.  Revocation of Demand Request.  Any Demand Request may be revoked by notice from the Lead Holder to the Issuer prior to the effective date of the corresponding Demand Registration Statement; provided, that such revoked Demand Request shall count as one of the three Demand Requests referred to in the last sentence of Section 2.01 unless the Issuer as promptly as reasonably practicable is reimbursed for all out-of-pocket expenses (including fees of outside counsel and accountants and other Registration Expenses) incurred by the Issuer relating to the registration requested pursuant to such revoked Demand Request.  A Demand Request may not be made for a minimum of 90 calendar days after the revocation of an earlier Demand Request.

Section 2.03.  Selection of Underwriters and Underwriter’s Counsel.  The Holders may effect one or more underwritten public offerings with respect to the Registrable Shares included in a Demand Registration Statement; provided, that no underwritten public offering shall be effected in which the gross proceeds to the selling Holders are not expected to exceed $75 million.  The Holder(s) effecting any such public offering, acting through the Lead Holder, and the Issuer shall mutually select the managing underwriter or co-managing underwriters for such public offering.  The Issuer shall be entitled to designate counsel for such underwriter or underwriters, provided that such designated underwriters’ counsel shall be a firm of national reputation representing underwriters in capital markets transactions.

Section 2.04.  Registration In Connection With Hedging Transactions.

(a)      The Issuer acknowledges that from time to time a Holder may seek to enter into one or more Hedging Transactions with a Hedging Counterparty.  The Issuer agrees that, in connection with any proposed Hedging Transaction then permitted by the Spinco Agreement, if, in the reasonable judgment of counsel to such Holder (after good faith consultation with counsel to the Issuer), it is necessary or desirable to register under the 1933 Act sales or transfers (whether short or long and whether by the Holder or by the Hedging Counterparty) of Registrable Shares or (by the Hedging Counterparty) other shares of Common Stock in connection therewith, then a Registration Statement covering Registrable Shares or such other shares of Common Stock may be used in a manner otherwise in accordance with the terms and conditions of this Agreement to register such such sales or transfers under the 1933 Act.  Notwithstanding anything in this Agreement to the contrary, the Issuer shall not be required to register, and shall not be required to pay Registration Expenses in connection with the registration of, an aggregate number of sales or transfers of Registrable Shares or other shares of Common Stock in excess of the Total Registrable Amount, it being understood that a sale or transfer of a Registrable Share or other share of Common Stock shall be considered to have been registered for purposes of this Section 2.04 and Section 6.15 when (1) a Registration Statement covering such Registrable Share or other share of Common Stock shall have been declared effective or, following a request pursuant to Section 2.04(b), an effective shelf Registration Statement is available to cover the sale or transfer of the Registrable Share or other share of Common Stock requested to be covered and (2) in the case of a Demand Registration Statement, such Demand Registration Statement shall have remained effective until (A) such sale or transfer of such Registrable Share or other Share of Common Stock shall have occurred or (B) if earlier, the Effectiveness End Date thereof.

(b)      If, in the circumstances contemplated by Section 2.04(a), a Holder seeks to register sales or transfers of Registrable Shares (or the sale or transfer by a Hedging Counterparty of other shares of Common Stock) in connection with a Hedging Transaction at a time when a shelf Registration Statement covering Registrable Shares is effective, upon receipt of written notice thereof from the Lead Holder, the Issuer shall use commercially reasonable efforts to take such actions as may reasonably be required to permit such sales or transfers in connection with such Hedging Transaction to be covered by such effective

Registration Statement in a manner otherwise in accordance with the terms and conditions of this Agreement, which may include, among other things, the filing of a prospectus supplement or post-effective amendment including a description of such Hedging Transaction, the name of the Hedging Counterparty, identification of the Hedging Counterparty or its Affiliates as underwriters or potential underwriters, if applicable, and any change to the plan of distribution contained in the prospectus; provided that, in the case of a shelf Demand Registration Statement, in no event shall the foregoing require the Issuer to extend the Effectiveness Period of the Registration Statement beyond the Effectiveness End Date.

(c)      Any information regarding a Hedging Transaction included in a Registration Statement pursuant to this Section 2.04 shall be deemed to be information provided by the Holder selling or tranferring Registrable Shares or shares of Common Stock pursuant to such Registration Statement for purposes of Article V of this Agreement.

(d)      If, with respect to a Hedging Transaction in connection with which a registration is contemplated by Section 2.04(a), a Hedging Counterparty or any Affiliate thereof is (or may be considered) an underwriter or selling securityholder, then, as a condition to including in any Registration Statement any sales or transfers of Registrable Shares or other shares of Common Stock by such Hedging Counterparty in connection with such Hedging Transaction, it and the Issuer shall be required to enter into an agreement with the other (x) providing for indemnification rights substantially similar to those provided under Article V and (y) pursuant to which such Hedging Counterparty and/or Affiliate thereof, to the extent registering shares of Common Stock that are not Registrable Shares, agrees to be bound by the obligations applicable to a Holder hereunder as if such other shares were Registrable Shares .

Section 2.05.  Blackout Periods.

(a)      With respect to any Registration Statement, or amendment or supplement thereto, whether filed or to be filed pursuant to this Agreement, if the General Counsel of the Issuer shall determine, in his or her good faith judgment, that to maintain the effectiveness of such Registration Statement or file an amendment or supplement thereto (or, if no Registration Statement has yet been filed, to file such a Registration Statement) would (i) require the public disclosure of material non-public information concerning any transaction or negotiations involving the Issuer or any of its consolidated subsidiaries that would materially interfere with such transaction or negotiations, (ii) require the public disclosure of material non-public information concerning the Issuer at a time when its directors and executive officers are restricted from trading in the Issuer’s securities or (iii) otherwise materially interfere with financing plans, acquisition activities or business activities of the Issuer (a “Disadvantageous Condition”), the Issuer may, for the shortest period reasonably practicable (a “Blackout Period”), and in any event for not more than 60 consecutive days, notify the Lead Holder and the other Holders whose sales of Registrable Securities are covered (or to be covered) by such Registration Statement (a “Blackout Notice”) that such Registration Statement is unavailable for use (or will not be filed as requested).  Upon the receipt of any such Blackout Notice, the Holders shall forthwith discontinue use of the prospectus contained in any effective Registration Statement; provided, that, if at the time of receipt of such Blackout Notice any Holder shall have sold its Registrable Shares (or have signed a firm commitment underwriting agreement with respect to the purchase of such shares) and the Disadvantageous Condition is not of a nature that would require a post-effective amendment to the Registration Statement, then the Issuer shall use its commercially reasonable efforts to take such action as to eliminate any restriction imposed by federal securities laws on the timely delivery of such shares.  When any Disadvantageous Condition as to which a Blackout Notice has been previously delivered shall cease to exist, the Issuer shall as promptly as reasonably practicable notify the Lead Holder and such other Holders and take such actions in respect of such Registration Statement as are otherwise required by this Agreement.  If a Blackout Period occurs during the Effectiveness Period of any Demand Registration Statement, the Effectiveness End Date in respect of such Registration Statement shall be extended for a number of days equal to the total number of days during which the distribution of Registrable Shares included in such Registration Statement was suspended under this Section 2.05(a).  The Issuer shall not impose, in any 360 calender day period, Blackout Periods lasting, in the aggregate, in excess of 120 calendar days.

(b)      If the Issuer declares a Blackout Period with respect to a Demand Registration Statement that has not yet been declared effective, (i) the Lead Holder may by notice to the Issuer withdraw the related Demand Request without such Demand Request counting against the three Demand Requests permitted to be made under Section 2.01 and (ii) neither the Lead Holder nor any other Holder will be responsible for the Issuer’s related Registration Expenses.

Section 2.06.  SEC Orders Suspending Effectiveness.  The Issuer shall notify the Lead Holder and all other Holders that have Registrable Shares included in a Registration Statement of any stop order threatened or issued by the SEC (to the extent known to the Issuer) with respect to such Registration Statement and, as to threatened orders, shall use commercially reasonable efforts to prevent the entry of such stop order.  If the effectiveness of a Registration Statement is suspended by a stop order issued by the SEC at any time during the Effectiveness Period, the Issuer shall use commercially reasonable efforts to obtain the prompt withdrawal of such order and to amend the Registration Statement in a manner reasonably expected by the Issuer to obtain the withdrawal of such order.

Section 2.07.  Plan of Distribution.  The “plan of distribution” section of each prospectus included in a Demand Registration Statement with respect to an offering to be made on a delayed or continuous basis under Rule 415 shall be substantially in the form of Annex A hereto or in a form otherwise appropriate, subject to the comments of the SEC and the inclusion of such other information as is required by applicable SEC regulations or to conform with applicable SEC practice.  Each Holder agrees to dispose of its Registrable Shares under a Registration Statement in accordance with the “plan of distribution” section of the prospectus.

Section 2.08.  Expenses.  Subject to Section 2.02, the Issuer shall pay all Registration Expenses, and each Holder shall (i) pay all other expenses incurred by it and (ii) reimburse the Issuer for any other out-of-pocket expenses reasonably incurred by the Issuer, in each case in connection with any registration of its Registrable Shares pursuant to this Agreement.

Section 2.09.  Transfer of Registration Rights.  Each Holder shall have the right to transfer, by written agreement, any or all of its rights granted under this Agreement to any direct or indirect transferee of such Holder’s Registrable Shares (each Person to whom rights to register shares shall have been so transferred hereunder a “Permitted Transferee”); provided, (i) such transferee is Liberty, a Liberty Party, or an Affiliate of Liberty or a Liberty Party, or (ii) such transferee is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the 1933 Act, and in either such case (x) such transferee agrees, in writing in form and substance reasonably satisfactory to the Issuer, to be bound by the terms and provisions of this Agreement (it being specifically understood that any sale of Registrable Shares by a Permitted Transferee shall be in accordance with the “plan of distribution” section of the applicable prospectus); and (y) such transfer of Registrable Shares shall be effected in accordance with applicable securities laws, the Spinco Agreement (if the transferring Holder is a party thereto or has agreed to be bound thereby) and any other agreements between the Issuer and such Holder.  Following any transfer or assignment made pursuant to this Section 2.09 in connection with the transfer by a Holder of a portion of its Registrable Shares, such Holder shall retain all rights under this Agreement with respect to the remaining portion of its Registrable Shares.  Notwithstanding the foregoing, unless Liberty and the Liberty Parties shall have effected a Permitted Restricted Transfer to a Restricted Transferee (in which case the Restricted Transferee shall be substituted for Liberty in all respects hereunder as the Lead Holder), the Issuer shall have no obligation to deliver any notices under this Agreement to or otherwise interact with any Holder other than the Lead Holder for any purpose under this Agreement (other than in accordance with Sections 2.05(a), 2.06, 2.10(e)(ii), 3.01(f), 3.01(h), 3.02(d), 6.01, 6.02 and 6.13 and Article V hereof.)

Section 2.10.  Incidental Registration.

(a)                  If the Issuer at any time proposes to register the offer and sale of shares of Common Stock under the 1933 Act (other than on Form S-8 or Form S-4 or a registration statement on Form S-1 or Form S-3 covering solely an employee benefit or dividend reinvestment plan) (any such registration statement covering sales or transfers of Registrable Shares, a “Section 2.10 Registration Statement”) for its own account or for the account of any Other Shareholders, in a manner which would permit registration of Registrable Shares for sale to the public under the 1933 Act (a “Piggyback Registration”), the Issuer will as promptly as reasonably practicable give written notice (a “Piggyback Notice”) to the Lead Holder (which shall give notice to all other Holders) of its intention to do so, but in any event at least 10 Business Days prior to the anticipated filing date of the Section 2.10 Registration Statement.  The Piggyback Notice shall offer all Holders the opportunity to include in such Section 2.10 Registration Statement such number of Registrable Shares as each Holder may request, acting through the Lead Holder, subject to Section 2.10(d); provided, however, that any Holder who has included Registrable Shares on a Demand Registration Statement that was declared effective within the 60 calendar days immediately preceding the receipt of such Piggyback Notice shall not be permitted to request the inclusion of any Registrable Shares in such Section 2.10 Registration Statement.  Subject to the proviso to the immediately preceding sentence and to Section 2.10(d), the Issuer will use its commercially reasonable efforts to include in the Section 2.10 Registration Statement the number of Registrable Shares of each Holder sought to be included therein and so specified in a written notice delivered to the Issuer by the Lead Holder on behalf of such Holder within 5 Business Days after such Lead Holder’s receipt of the related Piggyback Notice.  A Holder, acting through the Lead Holder, may, at least two Business Days prior to the effective date of a Section 2.10 Registration Statement, withdraw any Registrable Shares that it had sought to have included therein, whereupon such Holder shall as promptly as reasonably practicable pay to the Issuer all Registration Expenses incurred by the Issuer in connection with the registration of such withdrawn Registrable Shares under the 1933 Act or the 1934 Act and the inclusion of such shares in the Section 2.10 Registration Statement.

(b)                 If a Piggyback Registration involves an underwritten offering, then all Holders whose Registrable Shares are included in the Section 2.10 Registration Statement must sell such shares in such underwitten offering and agree to the same terms and conditions as those agreed to by the Issuer or, if the Section 2.10 Registration Statement is for the benefit of Other Shareholders, such Other Shareholders.

(c)                  In connection with any Piggyback Registration, each Holder shall notify the Issuer in writing 24 hours prior to effecting any transaction in reliance on any Section 2.10 Registration Statement, or amendment or supplement thereto, whether filed or to be filed pursuant to this Agreement.  In the case of a transaction by a Hedging Counterparty covered by such Section 2.10 Registration Statement, such notice may specify a period of time, not to exceed five Business Days, during which such sales or transfers may be effected.  If (and only if) the Issuer does not give such Holder or Hedging Counterparty a Blackout Notice within 24 hours of the Issuer’s receipt of such Holder’s notice, such Holder or Hedging Counterparty may engage in the transaction referenced in the notice in accordance with the terms of this Agreement.

(d)                 The Issuer may elect, in its sole discretion, to terminate a Section 2.10 Registration Statement at any time prior to the effective date thereof.  Upon giving written notice of such election to the Lead Holder, the Issuer shall be relieved of its obligation to register any Registrable Shares (or, in the case of a Hedging Counterparty, if applicable, other shares of Common Stock) in connection with such registration (without prejudice, however, to the rights of Holders under Section 2.01 hereof).

(e)                  If a Piggyback Registration involves an underwritten offering and the co-managing underwriters advise the Issuer (and, if applicable, the Other Shareholders) that the number of shares of Common Stock requested to be included in the Piggyback Registration exceeds the Maximum Number of Shares, the following rules shall apply:

(i)                                     If the Section 2.10 Registration Statement was originated by the Issuer for a primary offering, then there will be included in such Registration Statement: (i) first, all of the shares of Common Stock that the Issuer proposes to sell for its own account; and (ii) second, to the extent that the number of shares of Common Stock included by the Issuer for its own account is less than the Maximum Number of Shares, the shares of Common Stock proposed to be included by the Other Shareholders and the Registrable Shares (or, in the case of a Hedging Counterparty, if applicable, other shares of Common Stock) proposed to be included by Holders (or Hedging Counterparties ), allocated pro rata among such Persons on the basis of the number of shares each such Person has requested to be included in such Registration Statement (up to the Maxium Number of Shares).

(ii)                                  If the Section 2.10 Registration Statement was originated by Other Shareholders for a secondary offering, then there will be included in such Registration

Statement: (i) first, all of the shares of Common Stock that such Other Shareholders propose to sell for their own account; and (ii) second, to the extent that the number of shares of Common Stock included by the Other Shareholders is less than the Maximum Number of Shares, the Registrable Shares (or, in the case of a Hedging Counterparty, if applicable, other shares of Common Stock) proposed to be included by Holders (or Hedging Counterparties), allocated pro rata among such Holders on the basis of the number of shares that each such Person has requested to be included in such Registration Statement (up to the Maxium Number of Shares).

(f)                                    (i)  The following shall be deemed to be “Offering Confidential Information” in respect of a Piggyback Registration: (x) the Issuer’s plan to file the relevant Registration Statement and engage in the offering so registered, (y) any information regarding the offering being registered (including, without limitation, the potential timing, price, number of shares, underwriters or other counterparties, selling stockholders or plan of distribution) and (z) any other information (including information contained in draft supplements or amendments to offering materials) provided to the Lead Holder or the Holders (or Hedging Counterparties) by the Issuer (or by third parties) in connection with the Piggyback Registration.  Offering Confidential Information shall not include information that (1) was or becomes generally available to the public (including as a result of the filing of the relevant Registration Statement) other than as a result of a disclosure by any Holder (or Hedging Counterparty), (2) was or becomes available to any Holder (or Hedging Counterparty) from a source not bound by any confidentiality agreement with the Issuer or (3) was otherwise in such Holder’s (or Hedging Counterparty’s) possession prior to it being furnished to such Holder (or Hedging Counterparty) by the Lead Holder or by the Issuer or on the Issuer’s behalf.

(ii)  After a Holder has been notified of its opportunity to include Registrable Shares in a Piggyback Registration, such Holder (or Hedging Counterparty) shall treat the Offering Confidential Information as confidential information and shall not use the Offering Confidential Information for any purpose other than to evaluate whether to include its Registrable Shares (or other shares of Common Stock) in such Piggyback Registration and agrees not to disclose the Offering Confidential Information to any Person other than such of its agents, employees, advisors and counsel as have a need to know such Offering Confidential Information and to cause such agents, employees, advisors and counsel to comply with the requirements of this Section 2.10(e), provided, that such Holder (or Hedging Counterparty) may disclose Offering Confidential Information if such disclosure is required by legal process, but such Holder (or Hedging Counterparty) shall cooperate with the Issuer to limit the extent of such disclosure through protective order or otherwise, and to seek confidential treatment of the Offering Confidential Information.

ARTICLE III

REGISTRATION PROCEDURES

Section 3.01.  Registration Procedures.  In connection with any registration of Registrable Shares contemplated by this Agreement:

(a)                  The Issuer shall, at least three Business Days prior to the initial filing of the Registration Statement with the SEC, furnish to Special Counsel a copy of such Registration Statement as proposed to be filed (including documents to be incorporated by reference therein, to the extent not then available via the SEC’s EDGAR system, but only to the extent they expressly relate to any offering to be effected thereunder), which will be subject to the reasonable review and comments of Special Counsel during such three-Business-Day period, and the Issuer will not file the Registration Statement (or any such documents incorporated by reference) containing any statements with respect to any Holder or the plan of distribution to which Special Counsel shall reasonably object in writing.  After the filing of the Registration Statement, the Issuer will as promptly as reasonably practicable notify Special Counsel of: (i) if the SEC has determined to not review the Registration Statement, the effectiveness thereof; (ii) if the Registration Statement is an ASRS, the filing thereof; or (iii) if the SEC has determined to review the Registration Statement, such determination.  If a Registration Statement is subject to review by the SEC: (A) the Issuer will as promptly as reasonably practicable provide the Special Counsel with a copy of each comment letter issued in respect of such Registration Statement and a copy of the Issuer’s draft responses thereto (it being understood that preliminary drafts shall not be required to be provided); (B) the Issuer shall further provide Special Counsel with a copy of any proposed amendment to be filed with the SEC no less than three Business Days prior to the Issuer’s proposed filing date, and each such amendment will be subject to the reasonable review and comments of Special Counsel during such three-Business-Day period; (C) the Issuer will not file any such amendment containing any statements with respect to any Holder or the plan of distribution to which Special Counsel shall reasonably object in writing; and (D) once the Registration Statement is cleared from review, the Issuer will as promptly as reasonably practicable inform Special Counsel of the effectiveness thereof.

(b)                 After the initial Effective Time of a Registration Statement, the Issuer shall, at least two Business Days prior to the filing of a post-effective amendment to the Registration Statement or a prospectus (including a prospectus supplement, a Free Writing Prospectus and any documents to be incorporated by reference in the prospectus but only to the extent they expressly relate to an offering or a Hedging Transaction under the Registration Statement), furnish a copy of such proposed filing to Special Counsel (who will furnish such copy to any Hedging Counterparty (if such filing relates to a Hedging Transaction) and any underwriter (if such filing relates to an underwritten offering)), which will be subject to the reasonable review and comments of Special Counsel during such two-Business-Day period, and the Issuer will not file any such post-effective amendment or prospectus that contains any statements with respect to any Holder, Hedging Counterparty or underwriter or the plan of distribution to which Special Counsel (on behalf of any Holder, any such Hedging Counterparty or any underwriter) shall reasonably object in writing.

(c)                  The Issuer shall as promptly as reasonably practicable furnish to Special Counsel copies of any and all transmittal letters and other correspondence with the SEC and all correspondence (including comment letters, such as those contemplated by Section 3.01(a)) from the SEC to the Issuer relating to the Registration Statement or any prospectus or any amendment or supplement thereto.

(d)                 After a Registration Statement is declared effective, and in connection with any underwritten offering or Hedging Transaction under the Registration Statement, the Issuer will furnish to the Lead Holder (for distribution to the Holders whose Registrable Shares are included in such Registration Statement and to any Hedging Counterparties and underwriters) such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto but excluding documents (x) incorporated by reference therein other than those that expressly relate to the offering, Hedging Transaction or underwritten offering or (y) that are available via the SEC’s EDGAR system), the prospectus included in such Registration Statement (including any prospectus supplements) and such other documents as any such Holders, Hedging Counterparties or underwriters may reasonably request through the Lead Holder in order to facilitate the disposition of the Registrable Shares included in the Registration Statement.

(e)                  The Issuer will use commercially reasonable efforts (i) to register or qualify the Registrable Shares under such other securities or blue sky laws of such jurisdictions in the United States (in the event an exemption is not available) as any Holder of Registrable Shares covered by a Registration Statement, acting through the Lead Holder, reasonably (in the light of such Holder’s intended plan of distribution) requests and (ii) to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Issuer and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Holder; provided that the Issuer will not be required to (w) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (f), (x) conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of any such jurisdiction, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction.

(f)                    The Issuer will as promptly as reasonably practicable notify the Lead Holder and each other Holder of Registrable Shares covered by the Registration Statement, at any time when a prospectus relating thereto is required to be delivered (or deemed delivered) under the 1933 Act, of the occurrence of an event of which the Issuer has knowledge requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered (or deemed delivered) to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, subject to Section 2.05, the Issuer will as promptly as reasonably practicable prepare and furnish to the Lead Holder a supplement to or an amendment of such prospectus so that, as thereafter delivered (or deemed delivered) to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(g)                 The Issuer will use commercially reasonable efforts to enter into reasonable and customary agreements (including an underwriting, registration or similar agreement in reasonable and customary form for the Issuer containing customary indemnification and contribution provisions) and use commercially reasonable efforts to take such other actions as are reasonably required or requested by a Holder, underwriter or Hedging Counterparty, acting through the Lead Holder, in order to expedite or facilitate the disposition of any Registrable Shares in a manner permitted by this Agreement and the Spinco Agreement; provided, that (i) any legal opinion that the Issuer is required to use commercially reasonable efforts to obtain pursuant to the foregoing may be rendered by the Issuer’s General Counsel (or another appropriate in-house lawyer), unless the Person to whom such opinion is to be delivered will not accept a “10b-5-opinion” from such counsel, in which case the Issuer shall use commercially reasonable efforts to obtain such legal opinion from the Issuer’s outside counsel; and (ii) in no event shall the Issuer be required to obtain more than two comfort letters from the Issuer’s public accountants in connection with any Registration Statement.

(h)                 Upon execution of a customary confidentiality agreement, the Issuer will make available for inspection by any Holder of Registrable Shares covered by a Registration Statement, any Hedging Counterparty in connection with any Hedging Transaction, any underwriter participating in an underwritten offering pursuant to the Registration Statement, Special Counsel, and any attorney, accountant or other professional retained by any such Holder, Hedging Counterparty or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Issuer (collectively, the “Records”) and cause the Issuer’s and its significant subsidiaries’ officers, directors and employees to, and shall use commercially reasonable efforts to cause the Issuer’s independent accountants to, as promptly as reasonably practicable, supply all information reasonably requested by any Inspector in connection with such Registration Statement, Hedging Transaction or underwritten offering, in each case, to the extent reasonably necessary to establish the applicable Person’s due diligence defense under U.S. securities laws; provided that in no event shall the Issuer be required to make available to the Holders any information which the Board of Directors in its good faith judgment believes is competitively sensitive or otherwise is confidential.  The Inspectors shall coordinate with one another so that the inspection permitted hereunder will not unnecessarily interfere with the Issuer’s conduct of business.  In any event, Records which the Issuer determines, in good faith, to be confidential and which it notifies or otherwise identifies in writing to the Inspectors are confidential shall not be disclosed by the Inspectors unless (and only to the extent that) (i) the disclosure of such Records is necessary to permit a Holder to enforce its rights under this Agreement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction.  Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuer or its Affiliates unless and until such is made generally available to the public by the Issuer or such Affiliate or for any reason not related to the registration of Registrable Securities.  Each Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, cause the Lead Holder to give notice to the Issuer and allow the Issuer, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(i)                     The Issuer will otherwise use commercially reasonable efforts (i) to comply with all applicable rules and regulations of the SEC to the extent necessary to permit it to lawfully fulfill its obligations under this Agreement, and (ii) to make available to its security holders, as promptly as reasonably practicable, an earnings statement covering a period of 12 months, beginning upon the first disposition of Registrable Shares pursuant to a Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act.

(j)                     The Issuer will use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange on which the Common Stock is listed.

(k)                  The Issuer will prepare and file with the SEC, as promptly as reasonably practicable upon the request of any Holder, acting through the Lead Holder, any amendments or supplements to a Registration Statement or prospectus which, in the reasonable opinion of Special Counsel, is required under the 1933 Act in connection with the distribution of the Registrable Shares contemplated by the Registration Statement or prospectus.

(l)                     The Issuer will use commercially reasonable efforts to timely file the reports and materials required to be filed by it under the 1933 Act and the 1934 Act to enable the Holders to sell Registrable Shares without registration under the 1933 Act within the limitation of the exemption provided by Rule 144.   As promptly as reasonably practicable following its receipt of the request of the Lead Holder (acting on behalf of a Holder), the Issuer will deliver to the Lead Holder (which shall deliver to such Holder) a written statement as to whether it has complied with such requirements, and shall use commercially reasonable efforts to provide such assurances as any broker or dealer facilitating a sale of Registrable Shares under Rule 144 may reasonably request.

(m)               The Issuer shall reasonably cooperate with each Holder, acting through the Lead Holder, in the disposition (provided such disposition is permitted by the Spinco Agreement) of such Holder’s Registrable Shares in accordance with the terms of this Agreement.  Such cooperation shall include the endorsement and transfer of any certificates representing Registrable Shares (or a book-entry transfer to similar effect) transferred in accordance with this Agreement.

Section 3.02.  Holder Responsibilities.

(a)                  The Issuer may require each Holder of Registrable Shares included in a Registration Statement and each Hedging Counterparty in respect of a Hedging Transaction as promptly as reasonably practicable to furnish in writing to the Issuer, through the Lead Holder, such information regarding such Holder, the Hedging Counterparty or the distribution of the Registrable Shares as the Issuer may from time to time reasonably request and such other information as may be legally required in connection with such registration.  If a Holder or Hedging Counterparty fails to provide the requested information after being given 15 Business Days’ written notice of such request and the requested information is required by applicable law to be included in the Registration Statement, the Issuer shall be entitled to refuse to include for registration such Holder’s Registrable Shares or other shares of Common Stock in connection with such Hedging Counterparty’s Hedging Transaction, as the case may be.

(b)                 In connection with any disposition of Registrable Shares pursuant to a Registration Statement, each Holder agrees that it will not use any Free Writing Prospectus without the prior consent of the Issuer, which consent will not be unreasonably withheld or delayed.

(c)                  Each Holder agrees that, upon receipt of any written notice from the Lead Holder or the Issuer of the happening of any event of the kind described in Section 3.01(f), such Holder will forthwith discontinue the disposition of such Holder’s Registrable Shares pursuant to the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.01(f).  If the Issuer shall give such notice with regards to any Demand Registration Statement, the Effectiveness End Date in respect of such Registration Statement shall be extended by the number of days during the period from and including the date such notice was given by the Issuer to the date when the Issuer shall have made available to the Lead Holder a prospectus or prospectus supplement that conforms with the requirements of Section 3.01(f).

(d)                 Each Holder will as promptly as reasonably practicable notify the Issuer and the Lead Holder, at any time when a prospectus relating thereto is required to be delivered (or deemed delivered) under the 1933 Act, of the occurrence of an event, of which such Holder has knowledge, relating to such Holder or its disposition of Registrable Shares thereunder requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered (or deemed delivered) to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

ARTICLE IV

LOCK-UP AGREEMENTS

If requested by the managing underwriters in connection with an underwritten offering of Registrable Shares under a Registration Statement, each of the Holders and the Issuer shall execute and deliver agreements (“Lock-up Agreements”) containing customary restrictions on their ability to sell, offer to sell, or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable for such stock (or enter into any hedging or similar transaction with an economic effect similar to any of the foregoing); provided that such restrictions shall be the same for all such Persons and shall not have a duration in excess of the shortest period required by the managing underwriters and in any event not more than 180 days after the completion of such offering.  Any Lock-up Agreements executed by the Holders shall contain provisions naming the Issuer as an intended third-party beneficiary thereof and requiring the prior written consent of the Issuer for any amendments thereto or waivers thereof.  Any Lock-up Agreements executed by the Issuer shall contain provisions naming the Holders as intended third-party beneficiary thereof and requiring the prior written consent of the Holders for any amendments thereto or waivers thereof.

ARTICLE V

INDEMNIFICATION

Section 5.01.  Indemnification By the Issuer.  The Issuer agrees to indemnify and hold harmless to the fullest extent permitted by law each Holder whose Registrable Shares are covered by the Registration Statement, its officers, directors and each Person, if any, who controls such Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages, liabilities, and expenses, or any action or proceeding in respect thereof (each, a “Liability” and collectively, “Liabilities”) (including reimbursement of such Holder for any legal or any other expenses reasonably incurred by it in investigating or defending such Liabilities) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any prospectus relating to such Registrable Shares (or in any amendment or supplement thereto), or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Issuer by such Holder or on such Holder’s behalf, in either such case expressly for use therein; provided, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such Liability results from (a) the fact that a current copy of the prospectus was not sent or given to the Person asserting any such Liability at or prior to the written confirmation of the sale of the Registrable Shares concerned to such Person if it is determined that the Issuer has provided such prospectus and it was the responsibility of such Holder or its agents to provide such Person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such Liability, (b) the use of any prospectus by or on behalf of any Holder after the Issuer has notified such Person (i) that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) that a stop order has been issued by the SEC with respect to the Registration Statement or (iii) that a Disadvantageous Condition exists or (c) the use of any prospectus by or on behalf of any Holder with respect to any Registrable Shares after such time as the Issuer’s obligation to keep the Registration Statement effective in respect of such Registrable Shares has expired.

Section 5.02.  Indemnification By Holders of Registrable Shares. Each Holder whose Registrable Shares are included in the Registration Statement agrees, severally and not jointly, to indemnify and hold harmless to the fullest extent permitted by law (including reimbursement of the Issuer for any legal or any other expenses reasonably incurred by it in investigating or defending such Liabilities) the Issuer, its officers, directors, agents, and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Issuer to such Holder in Section 5.01, but only (i) to the extent such Liabilities arise out of or are based upon information furnished in writing by such Holder or on such Holder’s behalf, in either case expressly for use in the Registration Statement, prospectus or in any amendment or supplement thereto relating to such Holder’s Registrable Shares or (ii) to the extent that any Liability described in this Section 5.02 results from (a) the fact that a current copy of the prospectus was not sent or given to the Person asserting any such Liability at or prior to the written confirmation of the sale of the Registrable Shares concerned to such Person if it is determined that it was the responsibility of such Holder or its agent to provide such Person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense, (b) the use of any prospectus by or on behalf of any Holder after the Issuer has notified such Person (x) that such prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) that the SEC has issued a stop order with respect to the Registration Statement or (z) that a Disadvantageous Condition exists or (c) the use of any prospectus by or on behalf of any Holder after such time as the obligation of the Issuer to keep the related Registration Statement in respect of such Holder’s Registrable Shares effective has expired.

Section 5.03.  Conduct Of Indemnification Proceeding.  After receipt by any Person (an “Indemnified Party”) of any notice of the commencement of any action, suit, proceeding or investigation or threat thereof in respect of which indemnity may be sought pursuant to Section 5.01 or 5.02, such Indemnified Party shall as promptly as reasonably practicable notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing.  Following notice of commencement of any such action given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel reasonably satisfactory to such Indemnified Party.  In any such proceeding so assumed by the Indemnifying Party, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them.  It is understood that the Indemnifying Party, in connection with any proceeding or related proceedings in the same jurisdiction, shall be liable only for the reasonable fees and expenses of one firm of attorneys (in addition to any necessary local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred upon submission of reasonably itemized invoices that comply with the Issuer’s standard billing policies for outside counsel.  In the case of any such separate firm for Holders who are entitled to indemnity pursuant to Section 5.01, such firm shall be designated in writing by the Indemnified Party who had the largest number of Registrable Shares included in the Registration Statement at issue.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified

Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 5.04.  Contribution.

(a)      If the indemnification provided for hereunder shall for any reason be held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any Liability referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities between the Issuer on the one hand and each Holder whose Registrable Shares are covered by the Registration Statement in issue on the other, in such proportion as is appropriate to reflect the relative fault of the Issuer and of each such Holder in connection with any untrue statement of a material fact contained in the Registration Statement, any prospectus or any amendment or supplement thereto or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which resulted in such Liabilities, as well as any other relevant equitable considerations.  The relative fault of the Issuer on the one hand and of each such Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)      The Issuer and the Holders (including each Permitted Transferee) agree that it would not be just and equitable if contribution pursuant to this Section 5.04 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the Liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Article V, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares sold by it under the Registration Statement exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1934 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.01.  Recapitalization, Exchanges, etc.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities into which any of the Registrable Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization involving the Issuer and any and all securities of the Issuer or any successor or assign or acquirer of the Issuer (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, such Registrable Shares and shall be appropriately adjusted for any dividends of Common Stock in respect of the Common Stock, stock splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.  The Issuer shall cause any successor or assign or acquiror (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Holders on terms no less favorable to such parties than the terms provided under this Agreement as a condition of any such transaction.

Section 6.02.  Notices.  All notices, requests, claims and demands and other communications hereunder shall be in writing and shall be deemed duly delivered and received (i) three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by telecopy (answer back received), if received prior to 5 p.m. on a Business Day, otherwise on the next Business Day or (iii) one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt requested, in each case to the intended recipient as set forth below:

If to Liberty or any Liberty Party, to:

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

Attention: General Counsel

Fax: (720) 875-5382

with a copy to:

Baker Botts L.L.P.

30 Rockefeller Plaza

New York, New York  10112

Attention: Frederick H. McGrath

Fax: (212) 259-2530

If to the Issuer, to:

Interval Leisure Group, Inc.

6262 Sunset Drive

Miami, Florida 33143

Attention: General Counsel

Fax:  (305) 667-2072

Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the office of the party for whom it is intended during business hours on a Business Day in the place of receipt.  Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.  Each Person (other than Liberty or a Liberty Party) upon becoming a Holder hereunder shall concurrently provide notice to the other parties hereto of such Holder’s address.  The Issuer shall have no obligation to deliver any notices under this Agreement to or otherwise interact with any purported Holder that has not provided notice to the Issuer pursuant to the preceding sentence, and no such Person shall have any rights under this Agreement unless and until such Person delivers such notice.

Section 6.03.  Entire Agreement; No Inconsistent Agreements.

(a)      This Agreement, together with the Spinco Agreement, constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

(b)      The Issuer shall not hereafter enter into or amend any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Registrable Shares in this Agreement or otherwise conflicts with the provisions hereof in a manner adverse to the Holders.

(c)      Prior to the date hereof and except for any agreement to which Liberty is a party, the Issuer has not granted any “piggyback” or other registration rights to any Person that would entitle any Person (other than the Holders) to participate in any registration contemplated by this Agreement.

(d)      The Issuer will not grant any “piggyback” or other registration rights to any Person that would entitle that Person (other than the Holders) to participate in any Demand Registration Statement except on terms that are no less favorable to the Holders than those applicable to Other Shareholders as set forth in Section 2.10(e)(ii).

Section 6.04.  Further Assurances.  Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or perform the provisions of this Agreement.

Section 6.05.  No Third-Party Beneficiaries.  Except as provided in Sections 2.09, 5.01, and 5.02, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

Section 6.06.  Assignment.  This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective successors and permitted assigns and, with respect to each Holder, any Permitted Transferee.  No assignment (other than in accordance with Section 6.01) or transfer shall be effective hereunder unless and until the purported transferee executes and delivers an agreement, in form and substance reasonably acceptable to the parties, agreeing to be bound by the terms hereof.  Notwithstanding anything to the contrary in this Agreement, other than an assignment contemplated by Section 6.01, the Issuer may not assign its obligations hereunder.

Section 6.07.  Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless, following the approval of a majority of the Qualified Directors (as defined in the Spinco Agreement) of the Issuer, consented to in writing by the Issuer and Holders of at least 50% of the Registrable Shares held by all Holders of Registrable Shares as of such date.

Section 6.08.  Nominees for Beneficial Owners.  If any Registrable Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Issuer through the Lead Holder, be treated as the Holder of such Registrable Shares for purposes of any request, consent, waiver or other action by any Holder or Holders of Registrable Shares pursuant to this Agreement or any determination of any number or percentage of Registrable Shares held by any Holder or Holders of Registrable Shares contemplated by this Agreement.  If the beneficial owner of any Registrable Shares makes the election provided in this Section 6.08, the Issuer may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Shares.

Section 6.09.  Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provisions that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Section 6.10.  Counterparts and Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  This Agreement may be executed and delivered by facsimile transmission.

Section 6.11.  Interpretation.  When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated.  The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 6.12.  Governing Law; Consent To Jurisdiction.  This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws.  Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware, for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court.  Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.  Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 6.13.  Remedies; Limitation on Liability.  (a)  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.   It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the parties are entitled at law or in equity.

(b)  In no event shall the Issuer have any liability to any Holder or other Person under this Agreement for any act or failure to act by the Lead Holder in accordance with the terms hereof, each of which Holder agrees that its sole remedy, whether at equity or in law, in any such case shall be against the Lead Holder, and further agrees not to bring any action against the Issuer or any of Affiliates in connection with any such act or failure to act by the Lead Holder.  Except in respect of the Issuer’s indemnification obligations under Article V of this Agreement, each Holder (other than the Lead Holder) hereby assigns to the Lead Holder such Holder’s right under this Agreement to bring any action or to pursue any remedy against the Issuer or any of its Affiliates for any breach or violation, or any alleged or threatened breach or violation, by the Issuer of its obligations under this Agreement, and each such Holder (other than the Lead Holder) hereby agrees not to directly bring any such action or to pursue any such remedy against the Issuer or any of its Affiliates therefor.  The Issuer agrees not to challenge the standing of the Lead Holder to bring any such claim or cause of action or pursue any remedy in the name of the Lead Holder on behalf of a Holder.  Any Holder and the Lead Holder may execute such instruments, including an assignment of any claims, as may be necessary to permit the Leader Holder to validly pursue any action or remedy on behalf of a Holder pursuant to this Section 6.13 and to preserve any injured Holder’s right to receive any recovery obtained by the Lead Holder on behalf of such Holder.

Section 6.14.  Confidentiality.  Each Holder agrees not to (and to cause any Hedging Counterparty to a Hedging Transaction with such Holder not to) disclose without the prior written consent of the Issuer any information (i) regarding the Issuer’s exercise of any of its rights under Section 2.05 or Section 3.01(f) or (ii) obtained pursuant to this Agreement which the Issuer identifies to be proprietary to the Issuer or otherwise confidential. Notwithstanding the foregoing, each Holder or Hedging Counterparty may disclose such information to such of its agents, employees, advisors and counsel as have a need to know such information provided that such Holder shall cause such agents, employees, advisors and counsel to comply with the requirements of this Section 6.14, provided, that such Holder or Hedging Counterparty may disclose such information if (and only to the extent that) (A) such disclosure is necessary to permit a Holder to enforce its rights under this Agreement or (B) such disclosure is required by legal process, but such Holder or Hedging Counterparty shall cooperate with the Issuer to limit the extent of such disclosure through protective order or otherwise, and to seek confidential treatment of such information. Each Holder further acknowledges, understands and agrees (and shall cause any such Hedging Counterparty to agree) that any confidential information will not be utilized in connection with purchases and/or sales of the Issuer’s securities except in compliance with applicable state and federal antifraud statutes.

Section 6.15.  Termination.  This Agreement (other than Article V and Article VI) shall terminate and be of no further force and effect at the first such time as there are no Registrable Shares or, if earlier, at such time as the Issuer has registered pursuant to this Agreement an aggregate number of sales or transfers of Registrable Shares or other shares of Common Stock equal to the Total Registrable Amount (it being specified, for the avoidance of doubt, that a sale or transfer of a Registrable Share or other share of Common Stock shall be considered to have been registered for purposes of this Section 6.15 in the circumstances specified in the last sentence of Section 2.04(a)); provided, that any such termination shall not relieve any party of any liability for any breach of this Agreement prior to such termination.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

Liberty Media Corporation,		INTERVAL LEISURE GROUP, INC., a
a Delaware corporation		Delaware corporation

/s/ Craig Troyer
Name:	Craig Troyer	/s/ Joanne Hawkins
Title:	Vice President	Name:	Joanne Hawkins
		Title:	Vice President and Assistant Secretary

Liberty USA Holdings, LLC

a Delaware limited liability company

By: Liberty Programming Company LLC, its

sole member and manager

By: LMC Capital LLC, its sole member and

manager

/s/ Craig Troyer
Name:	Craig Troyer
Title:	Vice President

[Signature Page to ILG Registration Rights Agreement (Liberty)]

ANNEX A

PLAN OF DISTRIBUTION

Each of the selling stockholders, including certain transferees who may later hold its interest in the shares covered by this prospectus and who are otherwise entitled to resell the shares using this prospectus, may sell the shares covered by this prospectus from time to time in any legal manner selected by the selling stockholder, including directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers.  These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.  The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the shares covered by this prospectus.

Each selling stockholder has advised us that its shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale and/or at negotiated prices. These sales may be effected in one or more transactions, including:

•                  on the New York Stock Exchange or the Nasdaq Stock Market;

•                  in the over-the-counter market;

•                  in transactions otherwise than on the New York Stock Exchange or the Nasdaq Stock Market or in the over-the-counter market; or

•                  any combination of the foregoing.

In addition, the selling stockholders may also enter into hedging and/or monetization transactions. For example, a selling stockholder may:

•                  enter into transactions with a broker-dealer or affiliate of a broker-dealer or other third party in connection with which that other party will become a selling stockholder and engage in short sales of shares under this prospectus, in which case the other party may use shares received from the selling stockholder to close out any short positions;

•                  itself sell short the shares under this prospectus and use the securities held by it to close out any  short position;

•                  enter into options, forwards or other transactions that require the selling stockholder to deliver, in a transaction exempt from registration under the Securities Act, the securities to a broker-dealer or an affiliate of a broker-dealer or other third party who may then become a selling stockholder and publicly resell or otherwise transfer the securities under this prospectus; or

•                  loan or pledge the securities to a broker-dealer or affiliate of a broker-dealer or other third party who may then  become a selling stockholder and sell the loaned securities or, in an event of default in the case of a pledge, become a selling stockholder and sell the pledged securities, under this prospectus.

Each selling stockholder has advised us that it has not entered into any agreements, arrangements or understandings with any underwriter, broker-dealer or agent regarding the sale of its shares. However, we are required, under a registration rights agreement relating to the shares being sold under this prospectus, to enter into customary underwriting and other agreements in connection with the distribution of the securities under this prospectus.  The specific terms of any such underwriting or other agreement will be disclosed in a supplement to this prospectus filed with the SEC under Rule 424(b) under the Securities Act, or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part.  Each selling stockholder may sell any or all of the shares offered by it pursuant to this prospectus.  In addition, there can be no assurance that any selling stockholder will not transfer, devise or gift its shares by other means not described in this prospectus.

There can be no assurance that a selling stockholder will sell any or all of its shares pursuant to this prospectus. In addition, any shares covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The aggregate proceeds to a selling stockholder from the sale of the shares offered by it will be the purchase price of the shares less discounts and commissions, if any. If the shares are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts and commissions and/or agent’s commissions. We will not receive any of the proceeds from the sale of the shares covered by this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Any underwriters, broker-dealers or agents that participate in the sale of the securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.  As a result, any profits on the sale of the shares by the selling stockholder and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

To the extent required, the shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

We have agreed to indemnify each selling stockholder and its directors, officers and controlling Persons against certain liabilities, including specified liabilities under the Securities Act, or to contribute with respect to payments which the selling stockholder may be required to make in respect of such liabilities. The selling stockholder has agreed to indemnify us for liabilities arising under the Securities Act with respect to written information furnished to us by it or to contribute with respect to payments in connection with such liabilities.

We have agreed to pay certain costs, fees and expenses incident to our registration of the resale of the selling stockholder’s shares, excluding legal fees of the selling stockholders, commissions, fees and discounts of underwriters, brokers, dealers and agents and certain other expenses.

Under our registration rights agreement with the selling stockholders, we will use our commercially reasonable efforts to keep the registration statement of which this prospectus is a part continuously effective, subject to customary suspension periods, until the earlier of (i) the 30th day (or, if such registration statement is on Form S-3, the 90th day) after such registration statement is initially declared effective, and (ii) the date that there are no longer any securities covered by such registration statement.

Our obligation to keep the registration statement to which this prospectus relates effective is subject to specified, permitted exceptions. In these cases, we may suspend offers and sales of the shares pursuant to the registration statement to which this prospectus relates.